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                                                                EXHIBIT 16
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                           COMPUTER TASK GROUP, INC.
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Letter from Price Waterhouse LLP dated October 16, 1995.





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October 19, 1995


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

Computer Task Group, Incorporated
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We have read Item 4 of the Computer Task Group, Incorporated Form 8-K dated
October 16, 1995 and are in agreement with the statements contained in paragraph 4(a) therein.

Very truly yours,



PRICE WATERHOUSE LLP





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